CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 104 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated June 9, 2000 on the financial statements and financial highlights of Pzena Focused Value Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                       /s/Tait, Weller & Baker

                                       TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 16, 2000